UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549
Form 8-K
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: 07/09/2003
Date of Earliest Event Reported: 07/02/2003

                        WIRELESS DATA SOLUTIONS, INC.
          (Name of small business issuer as specified in its charter)

                      Commission File number 333-47395

        Utah                            93-0734888
(State of Incorporation)         (I.R.S. Employer Identification No.)

                          2233 Roosevelt Road
                                Suite #5
                          St. Cloud, MN 56301
                  (Address of principal executive offices)
                           (320)-203-7477
                       (Issuer's telephone number)


Item 6: RESIGNATION OF A REGISTRANTS DIRECTOR

Wireless Data Solutions; as of July 9th, 2002 has accepted the resignation of Brian Blankenburg who has served as a director since December of 1997 and as CEO since February of 1999. Mr. Blankenburg is focusing on resurrecting his consulting business. Due to the time and energy needed, he felt that it was appropriate for him to resign.

Bob Chase, who serves, as president of Dinet, Wireless Data Solutions wholly owned subsidiary, will also serve as the director of WDS. Mr. Chase has held the position as president of Dinet since August of 2000. Mr. Chase has 25 years experience in operations and start-up marketing and sales programs with wireless related companies. Prior to joining Dinet, he consulted, for seven years, to Fortune 1000 ranked companies within the wireless industry as a partner with Severin Chase. Prior to his consulting role, he held various executive management positions with Digital Mobile Communications, Pacific Telesis, General Electric, and Motorola.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


/S/ Patrick Makovec

Patrick Makovec
Chairman of the Board